Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Michael Shea, CFO	Lauren Felice
	David Reingold, Senior Vice President, Marketing, IR	RF Binder Partners
	Computer Horizons Corp.	(212) 994-7541
	(973) 299-4000	lauren.felice@rfbinder.com
mshea@computerhorizons.com
dreingol@computerhorizons.com

COMPUTER HORIZONS REPORTS SECOND QUARTER AND FIRST HALF 2005 RESULTS

Revenue Grows Five Percent; Company Maintains Operating Profit; Chimes Growth and Profitability Makes Strong Contribution

Mountain Lakes, NJ, July 28, 2005 - Computer Horizons Corp. (Nasdaq: CHRZ), a strategic solutions and professional services company, today announced its financial results for the second quarter and six months ended June 30, 2005.

“We are pleased to report that we maintained an operating profit and a positive bottom line this quarter, which was in large part due to growth and profitability at Chimes,” said William J. Murphy, president and chief executive officer of Computer Horizons.  “Chimes turned in its strongest performance to date, with revenue growth and pre-tax income of $995,000, after corporate allocation, up substantially from pre-tax income of $123,000 in the second quarter of 2004.  The Chimes business model is working as anticipated, and the pipeline is as strong as it has ever been.  We expect as revenues accelerate, so too should operating profit at Chimes.

“Our Commercial division experienced year-over-year revenue growth of 10 percent in the second quarter of 2005, and operating losses were reduced to $1.6 million in 2005 from $2.1 million in 2004.  About one half of the revenue growth was attributable to increasing demand for our nearshore outsourcing and development services with the remainder coming from staffing.

“We’ve been well aware of gross margin pressure in this business segment and believe our commercial business stands to benefit the most from our proposed merger with Analysts International, as it will significantly add to critical mass and should enable us to leverage our cost structure and return this business unit to profitability.  Combining our two businesses with complementary customers and geography, as well as going to market with a new paradigm in staffing, as we intend to do, should also provide larger-scale opportunities for the group.  The opportunities for revenue growth among our commercial customer base are outstanding.

“The second quarter performance in our Federal Government business was in line with expectations.  We knew that the revenue loss resulting from the transition of 8(a) and small business contracts to unrestricted contracts would hamper our growth comparisons in 2005.  This, coupled with some delays in government funding, resulted in a decrease in revenue of 18 percent for the second quarter of 2005 when compared to the second quarter of 2004.  We have been diligent in managing costs and expenses so that we continue to be profitable.  Now that the 8(a) transition is virtually complete, whereby 94 percent of RGII’s contracts are now unrestricted, we look forward to the resumption of organic growth at RGII in 2006.  In addition, our interest in acquisitions remains keen.  A key strategic priority at CHC is to invest in and grow our Federal practice organically and by acquisition.”

Financial Highlights

CHC recorded consolidated revenues for the second quarter of 2005 of $69.1 million, a five percent increase over the second quarter of 2004.  The Company reported net income of approximately $44,000, or breakeven per share for the second quarter of 2005, compared with net income of $125,000, or breakeven per share in the comparable period of 2004.  The 2005 net income includes a gain on the sale of assets of $212,000, net of tax, or $0.01 per share, offset by a restructuring charge of $92,000, net of tax, or $(0.00) per share and a $172,000 charge related to the amortization of intangibles, net of tax, or $(0.01) per share.   Net income for the second quarter of 2004 included a special credit of $610,000, net of tax, or $0.02 per share, offset by amortization expense of $338,000, net of tax, or $(0.01) per share.

CHC recorded consolidated revenues for the first six months of 2005 of $135.6 million, an eight percent increase over the first six months of 2004.  The Company reported net income of approximately $374,000, or $0.01 per share for the first six months of 2005, compared with a net loss of $(442,000), or $(0.01) per share in the comparable period of 2004.  Net income for the first six months of 2005 includes special credits (pertaining to a bad-debt recovery and a gain on sale of assets which are offset by merger-related expenses) of $606,000, net of tax, or $0.02 per share and a $399,000 charge, net of tax, or $(0.01) per share related to the amortization of intangibles.   The net loss for the first six months of 2004 included a special credit of $610,000, net of tax, or $0.02 per share, offset by amortization expense of $473,000, or $(0.02) per share.

Commenting on CHC’s financial position and performance, Michael J. Shea, chief financial officer of Computer Horizons, said, “We reported adjusted EBITDA of $2.1 million for the first six months of 2005 and a profitable bottom line.  Our balance sheet remains strong, with approximately $36 million in cash at June 30, 2005, no debt and a strong working capital ratio of 3.3 to 1. Additionally, the Company further reduced days sales outstanding (DSOs) by 7 days, down to 67 days, from the second quarter of 2004.  We still need improvement in the Commercial division operating results and strongly believe that the proposed merger with Analysts International will greatly benefit this division.”

Looking Forward

Due to the pending merger with Analysts International, CHC will not provide guidance on the remainder of 2005 at this time. On April 13, 2005, CHC and Analysts International jointly announced a definitive agreement to combine in a merger-of-equals transaction to create one of the largest IT professional services firms in the United States.  The Board of Directors of both companies have unanimously approved the proposed merger.  Upon successful completion of the merger, CHC intends to conduct a conference call to discuss the performance and prospects of the combined company.

Reconciliation of Segments Income/ (Loss) Before

Income Taxes to Consolidated Income/(Loss) Before Income Taxes

(in thousands)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004

Total Segment Income / (Loss) Before Income Taxes :	$95	$(271)	$103	$(958)

Adjustments :
Special (charges) / credits	115	939	790	939
Amortization of intangibles	(264)	(520)	(614)	(728)
Net interest income	120	29	295	112
Total adjustments	(29)	448	471	323

Consolidated Income / (Loss) Before Income Taxes	$66	$177	$574	$(635)

OPERATIONAL REVIEW BY BUSINESS SEGMENT

Condensed financial information is presented below for each of the Company’s business segments.  Total income/(loss) before income taxes excludes interest income/expense, amortization and special charges/credits. [See Reconciliation of Segments Income/ (Loss) Before Income Taxes to Consolidated Income/ (Loss) Before Income Taxes.]

(in thousands)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004
Revenues :
Commercial	$50,650	$46,006	$99,321	$90,789
Federal	11,404	13,855	22,943	23,425
Chimes	7,012	5,929	13,375	11,282
Total revenues	69,066	65,790	135,639	125,496

Gross Profit :
Commercial	9,208	9,353	18,726	19,043
Federal	5,279	6,368	10,694	10,518
Chimes	6,816	5,562	12,868	10,623
Total Gross Profit	21,303	21,283	42,288	40,184
%	30.8%	32.3%	31.2%	32.0%

Operating Income :
Commercial	2,306	2,222	4,912	5,332
Federal	1,133	2,272	2,456	3,240
Chimes	1,607	728	2,796	822
Total Operating Income	5,046	5,222	10,164	9,394
%	7.3%	7.9%	7.5%	7.5%

Corporate Allocation :
Commercial	3,930	4,310	8,003	8,269
Federal	409	578	852	967
Chimes	612	605	1,206	1,115
Total Corporate Allocation	4,951	5,493	10,061	10,351
%	7.2%	8.3%	7.4%	8.2%

Total Income / (Loss) before Income Taxes :
Commercial	(1,624)	(2,088)	(3,091)	(2,938)
Federal	724	1,694	1,604	2,273
Chimes	995	123	1,590	(293)
Total Income / (Loss) before Income Taxes	$95	$(271)	$103	$(958)
%	0.1%	-0.4%	0.1%	-0.8%

Highlights from the Commercial Sector

•                  Revenues for the second quarter were $50.7 million, a 10 percent increase from the second quarter of 2004, and a four percent sequential increase from the first quarter of 2005.

•                  Gross profit for the second quarter was 18.2%, a two percentage point decrease from the second quarter of 2004.

•                  During the second quarter, the Commercial sector resulted in a loss of $(0.03) per share.

•                  The Company was added to one new preferred vendor list and renewed at two others during the second quarter of 2005.

•                  CHC’s nearshore outsourcing option remains a viable alternative for its customers, and growth continues.  The amount of solutions work in the Montreal outsourcing center has more than doubled when compared to last year.

•                  Total billable headcount at the end of the second quarter of 2005 was approximately 1,800, essentially flat compared with the second quarter of 2004.

Highlights from the Federal Government Sector

•                  Revenues for the second quarter were $11.4 million, an 18 percent decrease over the comparable period in 2004 and a decrease of one percent over the first quarter of 2005.  The year-over-year revenue decrease is attributable to the transition of restricted contracts, budget cuts and delays in funding.

•                  During the quarter, the Federal Government sector contributed $0.01 per share to the bottom line.  The gross margins remain consistent but, due to less revenue, operating profit declined when compared to the prior year.

•                  Transition from 8(a) business is now virtually complete, with 94 percent of all current contracts now unrestricted.

•                  Funded backlog as of June 30, 2005 for RGII is approximately $14.4 million and contracted (unfunded) backlog approximates $111.6 million.

Chimes, Inc. Highlights

•                  Chimes reported $7.0 million in revenue for the second quarter of 2005, an 18 percent increase over the comparable period in 2004, and an 10 percent increase from the first quarter of 2005.

•                  Gross profit improved to 97.2%, an improvement from the prior year margin of 93.8%.

•                  Chimes closed two new accounts, including a large international company during the second quarter, and expanded services at three existing domestic customers.  Significant among the expansions is the addition of Chimes being engaged for the acquisition of full-time employees.

•                  Chimes improved its pre-tax bottom-line results, from income of $123,000 in the second quarter of 2004 to income of $995,000 in the second quarter of 2005.

About Computer Horizons Corp.

Computer Horizons Corp. (‘CHC’) (NASDAQ: CHRZ) provides professional information technology (IT) services to a broad array of vertical markets, such as financial services, healthcare, pharmaceutical, telecom, consumer packaged goods, as well as the federal government, through its wholly-owned subsidiary, RGII Technologies, Inc.

CHC’s wholly-owned subsidiary, Chimes, uses its proprietary technology to enable its Global 2000 customer base to align and integrate business planning with human resource management across an enterprise’s business functions.  For more information on Computer Horizons, visit www.computerhorizons.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Forward-looking statements also include the assumptions underlying or relating to any of the foregoing statements. Such forward-looking statements are based upon current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this memorandum may include statements about future financial and operating results and about the proposed merger of Computer Horizons and Analysts International. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if either of the companies does not received required shareholder or governmental approvals or fails to satisfy other conditions to closing, the transaction will not be consummated. In any forward-looking statement in which Computer Horizons or Analysts International expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: (i) the risk that the Computer Horizons’ and Analysts’ businesses will not be integrated successfully to yield the anticipated cost savings and financial results; (ii) costs related to the proposed merger may be higher due to delays in obtaining regulatory approval; (iii) failure of the Computer Horizons and Analysts shareholders to approve the proposed merger; and (iii) other economic, business, competitive and/or regulatory factors affecting Computer Horizons’ and Analysts’ businesses generally, including those set forth in Computer Horizons’ and Analysts’ filings with the SEC, including in their respective Annual Reports on Form 10-K for the most recent fiscal years, especially in the Management’s Discussion and Analysis section, the most recent Quarterly Reports on Form 10-Q and the Current Reports on Form 8-K. All forward-looking statements included in this memorandum are based on information available to Computer Horizons and Analysts on the date hereof. Computer Horizons and Analysts undertake no obligation (and expressly disclaim any such obligation) to update forward-looking statements made in this memorandum to reflect events or circumstances after the date of this memorandum or to update reasons why actual results would differ from those anticipated in such forward-looking statements.

Additional Information and Where to Find It

Computer Horizons Corp. has filed with the Securities and Exchange Commission a registration statement on Form S-4 and Computer Horizons Corp. and Analysts International Corporation have filed with the Commission a related joint proxy statement/prospectus in connection with the merger transaction involving Computer Horizons and Analysts International. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND RELATED JOINT PROXY STATEMENT/ PROSPECTUS REGARDING THE PROPOSED MERGER BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE MERGER TRANSACTION. Investors and security holders may obtain a free copy of the joint proxy statement/ prospectus and other documents filed by Computer Horizons Corp. and Analysts International Corporation with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at http://www.sec/gov. Free copies of the joint proxy statement/prospectus, once available, and other documents may also be obtained for free from Computer Horizons Corp.’s and Analysts International Corporation’s respective investor relations at dreingol@computerhorizons.com and pquist@analysts.com, respectively.

Computer Horizons Corp. and Analysts International Corporation and their respective directors, officers and other employees and proxy solicitors may be deemed to be participants in the solicitation of proxies from the shareholders of Computer Horizons and Analysts International with respect to the transactions contemplated by the merger agreement. Information regarding Computer Horizons’ officers and directors is included in Computer Horizons’ Proxy Statement for its 2005 Annual Meeting of Shareholders was filed with the Securities and Exchange Commission on April 11, 2005. Information regarding Analysts International’s officers and directors is included in Analysts International’s Proxy Statement for its 2005 Annual Meeting of Shareholders and was filed with the Securities and Exchange Commission April 22, 2005. These documents are or will be available free of charge at the Securities and Exchange Commission’s web site at http://www.sec.gov and from Computer Horizons Corp.’s investor relations at dreingol@computerhorizons.com and Analysts International Corporation investor relations at pquist@analysts.com.

Financial Tables Follow

Adjusted EBITDA Reconciliation:

A reconciliation of net income / (loss) as reported to adjusted EBITDA is as follows : (in thousands)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30, 2005	June 30, 2004	June 30, 2005	June 30, 2004

Net income / (loss) as reported	$44	$125	$374	$(442)
Income tax / (benefit)	22	97	200	(157)
Special charges / (credits)	(115)	(939)	(790)	(939)
Amortization of Intangibles	264	520	614	728
Net interest income	(120)	(29)	(295)	(112)
Minority interest	—	(45)	—	(36)
Depreciation	988	1,275	2,046	2,591
Adjusted EBITDA *	$1,083	$1,004	$2,149	$1,633

*To supplement our consolidated financial statements presented in accordance with GAAP, we use the non-GAAP financial measure of Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), which is adjusted from results based on GAAP to exclude certain items.  This non-GAAP financial measure is provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future.  Specifically, we believe the non-GAAP financial measure provided is useful information to both management and investors by excluding certain items that may not be indicative of our core operating results.  In addition, because we have historically reported certain non-GAAP financial measures to investors, we believe the inclusion of non-GAAP financial measures provides consistency in our financial reporting.  These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.  The non-GAAP financial measure included in this press release has been reconciled to the nearest GAAP measure.

Computer Horizons Corp. and Subsidiaries

Consolidated Condensed Statements of Operations

(Unaudited - In thousands, except per share data)

	THREE MONTHS ENDED		SIX MONTHS ENDED
	June 30,	June 30,	June 30,	June 30,
	2005	2004	2005	2004

Revenues
Commercial	$50,650	$46,006	$99,321	$90,789
Federal	11,404	13,855	22,943	23,425
Chimes	7,012	5,929	13,375	11,282
Total	69,066	65,790	135,639	125,496
Direct Costs	47,763	44,507	93,351	85,312
Gross Profit	21,303	21,283	42,288	40,184
Selling, General & Admin.	21,208	21,554	42,185	41,142
Special Charges / (Credits)	(115)	(939)	(790)	(939)
Amortization of Intangibles	264	520	614	728
Income / (Loss) from Operations	(54)	148	279	(747)
Net Interest Income	120	29	295	112
Income / (Loss) Before Income Taxes	66	177	574	(635)
Income (Taxes) / Benefit	(22)	(97)	(200)	157
Minority Interest	—	45	—	36
Net Income / (Loss)	$44	$125	$374	$(442)

Earnings / (Loss) per share - Basic	$0.00	$0.00	$0.01	$(0.01)
Weighted Average Number of Shares Outstanding - Basic	31,272,000	30,810,000	31,232,000	30,743,000

Earnings / (Loss) per share - Diluted	$0.00	$0.00	$0.01	$(0.01)
Weighted Average Number of Shares Outstanding - Diluted	31,451,000	31,215,000	31,488,000	30,743,000

COMPUTER HORIZONS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(Unaudited – In thousands)

	June 30, 2005	December 31, 2004
ASSETS
Current Assets :
Cash and cash equivalents	$35,854	$33,649
Accounts receivable, less allowance for doubtful accounts	51,109	51,322
Deferred income taxes	603	1,868
Refundable income taxes	4,878	4,088
Other current assets	3,590	5,550
Total Current Assets	96,034	96,477

Property and equipment, net	5,471	5,995

Other assets - net :
Goodwill	27,625	27,625
Deferred merger costs	2,426	—
Intangibles	2,403	3,253
Deferred income taxes	18,887	17,698
Other assets	8,077	8,036
Total Assets	$160,923	$159,084

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities :
Accounts payable	15,208	7,615
Accrued payroll	8,743	8,489
Income taxes payable	1,484	1,377
Restructuring reserve	837	3,351
RGII contingency payment	—	1,851
Other accrued expenses	2,923	4,912
Total Current Liabilities	29,195	27,595

Deferred compensation	2,617	2,633
Supplemental executive retirement plan	2,205	2,162
Other liabilities	784	913
Total Liabilities	34,801	33,303

Shareholders’ Equity :
Common stock	3,315	3,315
Additional paid in capital	151,043	151,281
Accumulated comprehensive loss	(2,764)	(2,200)
Retained earnings / (deficit)	(13,699)	(14,072)
	137,895	138,324
Less : Treasury shares	(11,773)	(12,543)
Total Shareholders’ Equity	126,122	125,781

Total Liabilities and Shareholders’ Equity	$160,923	$159,084

COMPUTER HORIZONS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited – In thousands)

	June 30, 2005	June 30, 2004

Cash flows from operating activities
Net income / (loss)	$374	$(442)
Adjustments to reconcile net loss to net cash provided by/(used in) operating activities:
Deferred taxes	76	(468)
Depreciation	2,046	2,591
Amortization of intangibles	614	728
Provision for bad debts	388	745
Gain on sale of assets	(327)	—

Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(175)	(3,649)
Other current assets	1,959	590
Other assets	(40)	(382)
Refundable income taxes/benefit reserve	(790)	—
Accrued payroll, payroll taxes and benefits	254	854
Accounts payable	7,593	1,337
Income taxes payable	107	(897)
RGII contingency payment	(1,851)	—
Other accrued expenses	(4,646)	(2,427)
Deferred compensation	(16)	185
Supplemental executive retirement plan	43	240
Other liabilities	(131)	341
Net cash provided by / (used in) operating activities	5,478	(654)
Cash flows from investing activities
Deferred merger costs	(2,426)	—
Proceeds from sale of assets	563	—
Purchases of furniture and equipment	(1,523)	(844)
Acquisitions, net of cash acquired	—	(14,704)
Net cash provided by / (used in) investing activities	(3,386)	(15,548)
Cash flows from financing activities
Stock options exercised	175	376
Stock issued on employee stock purchase plan	357	280
Net cash provided by / (used in) financing activities	532	656
Effect of foreign currency gains/ (losses)	(419)	(364)
Net increase/ (decrease) in cash and cash equivalents	2,205	(15,910)

Cash and cash equivalents at beginning of year	33,649	52,610
Cash and cash equivalents at end of period	$35,854	$36,700